SUB-ITEM 77I
Terms of new or amended securities


(1)	On April 7, 2017, 485BPOS, Accession No.
0000872825-17-000058, an amendment to the
registration statement of American Century World
Mutual Funds, Inc., was filed with the Securities and Exchange Commission. This amendment registered the following new classes, all of which were effective April
10, 2017, and describes the characteristics of the new classes.

	Emerging Markets Fund
		R5 Class
		Y Class
		T Class

	Global Growth Fund
		R5 Class
		Y Class

	International Discovery Fund
		Y Class

	International Growth Fund
		R5 Class
		Y Class

(2)	Effective April 10, 2017 the following classes
were renamed.

	Emerging Markets Fund
		Institutional Class renamed I Class

	Emerging Markets Small Cap Fund
		Institutional Class renamed I Class

	Focused International Growth Fund
		Institutional Class renamed I Class

	Global Growth Fund
		Institutional Class renamed I Class

	Global Small Cap Fund
		Institutional Class renamed I Class

	International Discovery Fund
		Institutional Class renamed I Class

	International Growth Fund
		Institutional Class renamed I Class

	International Opportunities Fund
		Institutional Class renamed I Class

	International Value Fund
		Institutional Class renamed I Class